UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 10, 2011 (March 9, 2011)

Date of Report (Date of earliest event reported)

LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

0-17187

Commission File Number

California

94-2893789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1375 Geneva Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip Code)

(408) 542-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, LOGIC Devices Incorporated (the Company) received notice from the Listing Qualifications Staff of the Nasdaq Stock Market indicating that is had denied the Company’s request for continued listing on The Nasdaq Capital Market based on its inability to regain compliance with the Listing Rule 5550(b)(1), which requires a company to maintain a minimum of $2,500,000 in stockholders’ equity. Accordingly, the Company’s common stock will be delisted from The Nasdaq Capital Market and will begin trading on the OTCQB™ Marketplace under the same symbol “LOGC” effective with the open of business on March 10, 2011. The Company intends to continue to file periodic reports with Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

The Company’s press release dated March 9, 2011, announcing this transition from The Nasdaq Capital Market to the OTCQB Marketplace has been filed with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1  Press release dated March 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGIC Devices Incorporated (Registrant)

Date: March 10, 2011	By: /s/ Kimiko Milheim Kimiko Milheim Chief Financial Officer and Corporate Secretary